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                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): November 7, 2000


                              Hercules Incorporated
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                               001-00496                     51-0023450
-------------------------------------             ------------------                 ------------------------
(State or other jurisdiction                         (Commission                     (IRS Employer
of incorporation)                                    File Number)                    Identification No.)

                                 Hercules Plaza
                            1313 North Market Street
                         Wilmington, Delaware 19894-0001
                    -----------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (302) 594-5000
                     --------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                   ------------------------------------------
          (Former name or former address, if changed since last report)
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Item 5.  Other Events and Regulation FD Disclosure

On November 7, 2000, the Remarketing and Contingent Purchase Agreement, dated as of February 9, 2000, among Hercules Incorporated, Hercules Trust V, a Delaware statutory business trust and wholly owned subsidiary of Hercules Incorporated, and Banc of America Securities LLC was amended to provide that Intrepid Funding Master Trust, an affiliate of Banc of America Securities LLC and the holder of our Redeemable Hybrid INcome Overnight Shares (the "RHINOS"), could require us to repurchase the RHINOS at any time after 11:59 p.m. on November 15, 2000 for $200 million, the aggregate liquidation amount of such securities, plus any accrued but unpaid distributions. In connection with this amendment, we paid Banc of America Securities LLC a fee.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits

10.1 Amendment No. 1 to Remarketing and Contingent Purchase Agreement, dated as of November 7, 2000, among Hercules Incorporated, Hercules Trust V and Banc of America Securities LLC.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     HERCULES INCORPORATED


November 13, 2000                     By:  /s/ Israel J. Floyd
                                        ---------------------------------------
                                              Israel J. Floyd, Executive Vice
                                              President, Secretary and General
                                              Counsel

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                                  EXHIBIT INDEX

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
Number            Exhibit
10.1              Amendment No. 1 to Remarketing and Contingent Purchase
                  Agreement, dated as of November 7, 2000, among Hercules
                  Incorporated, Hercules Trust V and Banc of America Securities
                  LLC.
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